Exhibit 10.2

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made as of April 26, 2010 by and between Office Depot, Inc., a Delaware corporation (the “Company”) and Charles E. Brown (the “Executive”).

WHEREAS, the Company and Executive are parties to one or more prior employment agreements and/or amendments thereto, or extensions thereof, including without limitation an Executive Employment Agreement amended and restated effective as of December 31, 2008 (herein referred to as the “Executive Employment Agreement”); and

WHEREAS, in connection with the agreement of the parties to enter into an amendment to the Executive’s change in control agreement, the parties desire to also amend the Executive Employment Agreement by entering into this Amendment thereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The “Base Salary and Benefits” Section of the Executive Employment Agreement shall be amended by adding the following new paragraph to the end thereof:

“Special Retention Bonus. Upon Executive’s Termination of Employment with the Company (subject to paragraph 6 of the “Term” Section), Executive shall be entitled to receive a special cash retention bonus (the “Retention Bonus”) of up to $3,000,000 determined as follows:

(i) if Executive terminates employment on or after September 14, 2012 for any reason, or if Executive’s employment with the Company is terminated at any time due to a termination by the Company without Cause, a voluntary termination for Good Reason, or a termination due to death or Disability (as such terms are defined herein) (any such termination, a “Qualifying Termination”), the Retention Bonus shall equal $3,000,000;

(ii) if Executive terminates employment on or after September 14, 2011 and prior to September 14, 2012, other than due to a Qualifying Termination, the Retention Bonus shall equal $2,000,000;

(iii) if Executive terminates employment on or after September 14, 2010 and prior to September 14, 2011, other than due to a Qualifying Termination, the Retention Bonus shall equal $1,000,000; and

(iv) if Executive terminates employment prior to September 14, 2010, other than due to a Qualifying Termination, the Retention Bonus shall equal zero (i.e., no Retention Bonus shall be paid).

The Company shall pay the amount of Retention Bonus due under subparagraphs (i) through (iv) above, as applicable, within thirty days after the date of Executive’s Termination of Employment, subject to paragraph 6 of the “Term” Section.”

2.	The second, third, fourth, and fifth paragraphs of the “Term” Section of the Executive Employment Agreement shall each be amended by adding the following new sentence at the end of each paragraph:

“Upon the Executive’s Termination of Employment, Executive shall also be entitled to receive the Retention Bonus described in the last paragraph of the “Base Salary and Benefits” Section, if applicable.”

3.	The “Term” Section of the Executive Employment Agreement shall be amended by adding the following new subparagraph after paragraph 6 and before the first subparagraph under paragraph 6:

“the Retention Bonus payments described in the last paragraph of the “Base Salary and Benefits” Section to be made to Executive on account of his Termination of Employment; and”

4.	In all respects not above amended, the Executive Employment Agreement is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Amendment to be executed in its name on its behalf by its duly authorized representative, all as of the date first written above.

OFFICE DEPOT, INC.

By:	/s/ Steve Odland
Steve Odland
Chairman and Chief Executive Officer

EXECUTIVE

By:	/s/ Charles E. Brown
Charles E. Brown

Date:	04/26/10